                                 EXHIBIT 23(a)

                         Independent Auditors' Consent


We consent to the incorporation by reference in Registration Statement No. 33-64451 on Form S-8 and in Registration Statements Nos. 33-61087, 333-5921, 333-18041, and 333-61993 on Form S-3 of our report dated March 26, 1999 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) appearing in this Annual Report on Form 10-K of OXIS International, Inc. for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP
Portland, Oregon

March 26, 1999

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